UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): April 30, 2018

FIRST EQUITY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-11777	95-6799846
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1603 LBJ Freeway, Suite	300
Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) and (b) Effective April 30, 2018, Steven A. Shelley resigned as a Director, Vice President and Secretary of First Equity Properties, Inc. (the “Registrant” or the “Company” or “FEPI”). Mr. Shelley had no disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Shelley was appointed as a Director, Vice President and Secretary of the Registrant initially on December 29, 2010.

(c)       On May 31, 2018, the Board of Directors of FEPI appointed Cecelia Maynard, age 60, Vice President and Secretary of the Company. Ms. Maynard has been employed by Pillar Income Asset Management, Inc. (“Pillar”) since January 2011. Pillar is a Nevada corporation which provides management services to other entities.

(d)       On May 31, 2018, the sole remaining member of the Board of Directors elected Cecelia Maynard as a director to fill a vacancy on the Board of Directors. See subpart (c) above for a description of Ms. Maynard’s current and past employment for more than the past five years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 7, 2018

FIRST EQUITY PROPERTIES, INC.

By: /s/ Daniel J. Moos

Daniel J. Moos,

President and Treasurer

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